UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2016 root9B Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50502	20-0443575
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

102 N. Cascade Avenue, Suite 220 Colorado Springs, CO	80919
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 602-889-1137

4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Charter Amendments

As previously disclosed, on October 24, 2016, the stockholders of root9B Holdings, Inc., a Delaware corporation (formerly root9B Technologies, Inc.) (the “Company”), approved proposals that authorized an amendment to effect (i) a reverse stock split at a ratio determined by the Company’s Board of Directors and (ii) a decrease in the number of authorized shares of the Company’s common stock.

On December 1, 2016, the Company filed an amendment to its certificate of incorporation, as amended (the “Amendment”) with the Delaware Secretary of State to (i) effect a one-for-fifteen (1:15) reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Split”), (ii) decrease the number of authorized shares of its common stock from 125,000,000 to 30,000,000, and (iii) change the name of the Company to “root9B Holdings, Inc.”. Pursuant to Section 242 of the Delaware General Corporation law, the change in the Company’s name did not require stockholder approval.

The Amendment became effective at 12:01 am Eastern Standard Time on December 5, 2016. The Company’s common stock will continue to trade on the OTCQB. The new symbol will be “RTNBD”. The “D” will be removed in 20 business days from December 5, 2016, and the symbol will revert back to “RTNB”.

When the Reverse Split became effective, every fifteen shares of the Company’s issued and outstanding common stock were automatically converted into one share of common stock. No fractional shares were issued. Instead, holders of record who would otherwise have been entitled to a fractional share will receive a cash payment for the value of the fractional share.

Continental Stock Transfer & Trust Co., the Company’s transfer agent, is acting as exchange agent and paying agent with respect to the Reverse Split, and will correspond with the Company’s stockholders of record regarding the process for exchanging shares and payment for any fractional shares.

A copy of the Amendment as filed with the Delaware Secretary of State is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Bylaws

On November 30, 2016, the Company’s Board of Directors (the “Board”) adopted the Second Amended and Restated Bylaws of the Company (the “Second Amended and Restated Bylaws”), effective as of December 5, 2016. The following is a description of the material amendments to the Company’s prior Amended and Restated Bylaws:

●
Sections 4.1 and 4.2 provide that the Board has the exclusive authority to call and set the time and place for meetings of stockholders, and Section 4.4 expressly allows remote participation in stockholder meeting by remote communications.
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Section 4.3 revises the manner in which stockholders may act by requiring that all stockholder action be taken only by means of a duly called annual or special meeting.
●
Sections 4.8 and 5.3 provide that stockholders wishing to present certain matters at a meeting, including the nomination of directors, must do so with advanced notice to the Company.
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Section 4.9(a) provides that all matters, except the election of directors, will be determined by a majority of the votes cast at any meeting of the stockholders.
●
Section 4.9(b) provides that, in an uncontested election, directors will be elected by a majority of the votes cast and, in an election where the number of director nominees exceeds the number of directors to be elected, the directors will be elected by a plurality vote.

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Section 4.12 provides that the Company is not required to include electronic mail addresses or other electronic contact information in the stockholder voting list and that the Company has the option to provide such list on a readily accessible electronic network.
●
Section 4.14 adds a list of restrictions that the Chairman of the Board is allowed to impose during meetings of stockholders and to provide that no stockholder business shall be conducted at such meetings except such business that was brought in accordance with the Second Amended and Restated Bylaws.
●
Section 10 provides that the shares of the Company’s common stock will be uncertificated, and that ownership and transfers of shares of the Company’s common stock will be reflected only in book-entry form.
●
Section 12.8 provides that the sole and exclusive forum for certain actions involving the Company will now be the state and federal courts located in Delaware, unless the Company consents in writing to the selection of an alternative forum.

The foregoing is a summary of the Second Amended and Restated Bylaws. This summary is qualified in its entirety by reference to the Second Amended and Restated Bylaws attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01    Other Events.

On November 30, 2016, the Board approved changes to its committee charters and the Code of Business Conduct and Ethics to further enhance its corporate governance practices. Copies of the documents are available on the Company’s website under the “Corporate Governance” tab on the “Investor Relations” page.

On December 2, 2016, the Company issued a press release announcing the Amendment and a change in its corporate headquarters. The Company’s headquarters are now located at 102 N. Cascade Avenue, Suite 220 Colorado Springs, CO 80919. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The information set forth in the Exhibit Index immediately following the signature page to this Current Report on Form 8-K is incorporated by reference into this Item 9.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROOT9B HOLDINGS, INC.

Date: December 6, 2016	By:	/s/ Dan Wachtler
Name: Dan Wachtler
Title: President & Chief Operating Officer

Exhibit Index

Exhibit	Description
3.1	Certificate of Amendment to the Certificate of Incorporation, as amended, of root9B Holdings, Inc.
3.2	Second Amended and Restated Bylaws of root9B Holdings, Inc.
99.1	Press Release dated December 2, 2016.

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